Certification Pursuant to 18 U.S.C. Section 1350, as Adopted
            Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002


In connection with the Quarterly report of FMS Financial Corporation (the "Company") on Form 10-Q for the period ending March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Craig
W. Yates, President and Chief Executive Officer, and Channing L. Smith, Vice President and Chief Financial Officer, certify, pursuant to 18 U.S.C. section 1350, as adopted, pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:


     (1) The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.




/s/ Craig W. Yates                           /s/ Channing L. Smith
-----------------------                      ---------------------
Craig W. Yates                               Channing L. Smith
President and Chief Executive Officer        Vice President and Chief Financial Officer
(Principal Executive Officer)               (Principal Financial and Accounting Officer)


Date: May 14, 2003                           Date: May 14, 2003



A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.